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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                                   MAY 7, 1998

                         AUTHENTIC SPECIALTY FOODS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           TEXAS                           000-23033            75-1782453
(STATE OR OTHER JURISDICTION       (COMMISSION FILE NUMBER)    (IRS EMPLOYER
     OF INCORPORATION)                                       IDENTIFICATION NO.)


                    1313 AVENUE R
                GRAND PRAIRIE, TEXAS                         75050
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (ZIP CODE)


                                 (972) 933-4100
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)











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ITEM 5.           OTHER EVENTS.

         On May 7, 1998, Authentic Specialty Foods, Inc., a Texas corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Agrobios S.A. de C.V., a corporation organized under the laws of the United Mexican States ("Agrobios") and a subsidiary of DESC, S.A. de C.V., and Authentic Acquisition Corporation, a Texas corporation and wholly-owned subsidiary of Agrobios ("MergerCo"). Under the terms of the Merger Agreement, MergerCo will commence a cash tender offer (the "Tender Offer") for all of the outstanding shares of common stock of the Company for $17.00 per share in cash. As soon as practicable following the completion of the Tender Offer, the parties to the Merger Agreement will consummate a second-step merger in which MergerCo will be merged with and into the Company and the remaining shareholders of the Company will also receive $17.00 per share in cash. Consummation of the second-step merger requires the vote of 66 2/3% of the issued and outstanding shares of the Company's common stock for the approval thereof, and the Tender Offer is conditioned upon, among other things, the tender to MergerCo of at least 66 2/3% of the outstanding shares of the Company's common stock on a fully-diluted basis.

        The foregoing summary of the Merger Agreement and the Tender Offer is qualified by the terms of the Merger Agreement, which is attached hereto as
Exhibit 99.2 and incorporated by reference herein.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

                  (c)      Exhibits.

                      99.1 Press Release dated May 8, 1998.

                      99.2 Agreement and Plan of Merger, dated as of May 7,
                           1998, between Agrobios S.A. de C.V., Authentic Acquisition Corporation and Authentic Specialty Foods, Inc.



                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 AUTHENTIC SPECIALTY FOODS, INC.


                                       By: /s/ Robert K. Swanson
                                          ------------------------------
                                           Robert K. Swanson
                                           Chairman of the Board and
                                             Chief Executive Officer



Dated: May 8, 1998


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                                  EXHIBIT INDEX


EXHIBIT
NUMBER       EXHIBIT DESCRIPTION
-------      -------------------
99.1         Press Release dated May 8, 1998.

99.2 Agreement and Plan of Merger, dated as of May 7, 1998, between Agrobios S.A. de C.V., Authentic Acquisition Corporation and Authentic Specialty Foods, Inc.